UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 13, 2021

Camden National Corporation
(Exact name of registrant as specified in its charter)

Maine	01-28190		01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

Two Elm Street	Camden	Maine	04843
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	CAC	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2021, Gregory W. White, Executive Vice President and Chief Financial Officer of Camden National Corporation (the “Company”) and Camden National Bank (the “Bank”) notified the Company of his resignation effective January 3, 2022 due to personal reasons. There were no disagreements between Mr. White and the Company.

The Company announced it has appointed Michael R. Archer, C.P.A., as Executive Vice President and Chief Financial Officer of the Company effective January 3, 2022. Upon effectiveness, Mr. Archer will serve as the Company’s principal financial officer and principal accounting officer. Mr. Archer was also appointed Executive Vice President and Chief Financial Officer of the Bank.

Mr. Archer, who is 38 years old, has served as Senior Vice President and Corporate Controller of the Company since 2016, and also currently serves as Senior Vice President and Corporate Controller of the Bank. He joined the Company in October 2013, after spending 7 years at PricewaterhouseCoopers, LLP. Mr. Archer holds a Bachelor of Science of Accounting and Masters of Science in Business Administration from Husson University.

There is no arrangement or understanding between Mr. Archer and any other persons in connection with Mr. Archer’s appointment and Mr. Archer has no family relationship with any director or executive officer of the Company. Mr. Archer has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Mr. Archer’s annual base salary will be $270,000. He will also be eligible to participate in the Executive Incentive Program, the Long Term Incentive Plan, the Defined Contribution Retirement Plan and the Executive Deferred Compensation Plan.

Mr. Archer will also enter into a Change of Control, Confidentiality and Non-Competition Agreement (the “Change in Control Agreement”) with the Company. The Change in Control Agreement provides for the payment of severance, generally in the form of a lump sum cash payment equal to two times Mr. Archer’s base compensation and the continuation of certain benefits in the event Mr. Archer’s employment terminates, including for “good reason” and other than as a result of “disability” or for “cause,” as each are defined in the Change in Control Agreement, and his separation from service occurs within 12 months after a change in control of the Company.    .

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this Report:

Exhibit No.	Description
101	Cover Page Interactive Data - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - Included in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ GREGORY A. WHITE
Gregory A. White Chief Financial Officer and Principal Financial & Accounting Officer